United States

Securities And Exchange Commission

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 24, 2005

HORIZON BANCORP

(Exact Name of Registrant as Specified in Its Charter)

INDIANA	000-10792	35-1562417

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Franklin Square, Michigan City, IN 46360

(Address of Principal Executive Offices, Including Zip Code)

(219) 879-0211

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 24, 2005, Horizon Bancorp (“Horizon”), the parent of Horizon Bank, National Association (“Horizon Bank”) and Horizon Acquisition Corp. (“HAC”), and Alliance Financial Corporation (“Alliance”), parent of Alliance Banking Company (“Alliance Bank”), entered into an Agreement of Merger and Plan of Reorganization whereby Horizon will acquire Alliance and Horizon Bank will acquire Alliance Bank for approximately $11.7 million in cash. The merger is subject to regulatory and Alliance shareholder approval (as well as various other customary conditions precedent), and the closing is anticipated to occur during the second or third quarter of 2005.

The Agreement of Merger and Plan of Reorganization is attached to this Form 8-K as Exhibit 2.1 and is incorporated herein by this reference, and the Press Release issued on February 25, 2005 is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

      (c) Exhibits

Exhibit No.	Description

2.1	Agreement of Merger and Plan of Reorganization
99.1	Press Release issued February 25, 2005.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: February 28, 2005	HORIZON BANCORP
	By:	/s/ James H. Foglesong
James H. Foglesong, Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Agreement of Merger and Plan of Reorganization

99.1	Press Release dated February 25, 2005